UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2011

MEDORA CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-169770	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Wareham Road Kingston, Jamaica
(Address of principal executive offices) (Zip Code)

(876) 775-6074

 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Craig McKenzie

On November 7, 2011, Craig McKenzie resigned from his position as Secretary of Medora Corp. (the “Company”), effective as of November 7, 2011.

Mr. McKenzie’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Appointment of Denise Daye

On November 7, 2011, the Board of Directors of the Company appointed Denise Daye, 35, to serve as the Company’s Secretary.

Ms. Daye has extensive experience and knowledge of the tourism industry in Jamaica where she has established a network of relationships with businesses and tour operators throughout the country.  Her experience in the tourism industry began in Ocho Rios, where in February of 2006 she was marketing and selling various tours to tourists on behalf of First Choice Taxi Services.  First Choice Taxi Services is a tour and taxi service provider in St. Ann, Jamaica which focuses on servicing the areas of Ocho Rios, Montego Bay, and Negril.  In addition to being the head of marketing Ms. Daye was also the administration assistant in charge of production of marketing materials and bookkeeping for First Choice Taxi Services.  Ms. Daye later resigned from the company in May of 2011 in order to spend more time with her family.

There are no transactions between Ms. Daye and the Company that are reportable under Item 404(a) of Regulation S-K. There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDORA CORP.

Date: November 10, 2011	By:	/s/ Craig McKenzie
Craig McKenzie
President, Treasurer and Director